As filed with the Securities and Exchange Commission on September 30, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THOMPSON CREEK METALS COMPANY INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	98-0583591
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number.)

26 West Dry Creek Circle, Suite 810
Littleton, CO 80120

(303) 761-8801

(Address of Principal Executive Offices, including Zip Code
and Telephone Number)

THOMPSON CREEK METALS COMPANY INC. 2010 EMPLOYEE STOCK PURCHASE PLAN

THOMPSON CREEK METALS COMPANY INC.  2010 LONG-TERM INCENTIVE PLAN

(Full Title of the Plan)

Wendy Cassity, Esq.

Thompson Creek Metals Company Inc.

26 West Dry Creek Circle, Suite 810

Littleton, CO 80120

(303) 761-8801

(Name, Address, including Zip Code, and Telephone Number,
including Area Code,
of Agent for Service)

Copies to:

Stephen E. Older, Esq.

McDermott Will & Emery LLP

340 Madison Avenue

New York, New York 10173

(212) 547-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer  ☒    Accelerated Filer  ☐

Non-Accelerated Filer  ☐ (Do not check if a smaller reporting company)    Smaller Reporting Company  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Thompson Creek Metals Company Inc. 2010 Employee Stock Purchase Plan:
Common Stock, no par value	1,000,000 shares	$11.05	(2)	$11,050,000.00	$787.90
Thompson Creek Metals Company Inc. 2010 Long-Term Incentive Plan:
Common Stock, no par value	3,557,782 shares(3)	$11.05	(2)	$39,313,491.10	$2,803.10
TOTAL	4,557,782 shares				$3,591.00

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers (i) any additional shares of Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Registrant’s common stock and (ii) any associated preferred stock purchase rights granted under any rights plan relating to the shares above.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange LLC on September 27, 2010.

(3)

This Registration Statement registers 2,500,000 shares of common stock, not previously registered, under the Thompson Creek Metals Company Inc. 2010 Long-Term Incentive Plan (the “2010 LTIP Plan”). In addition, this Registration Statement registers 1,057,782 shares of common stock that were authorized to be awarded under the Thompson Creek Metals Company Inc. Amended Incentive Stock Option Plan (the “Prior Plan”), which shares had not been issued and were not subject to outstanding awards granted under the Prior Plan as of May 6, 2010 (the “Carried Forward Shares”) either because no Prior Plan awards were made with respect to the Carried Forward Shares or the Prior Plan awards with respect to the Carried Forward Shares were surrendered, terminated, or expired without any exercise and delivery of shares.

The Carried Forward Shares were previously registered by the Registrant on a Registration Statement on Form S-8 (File No. 333-153219), as filed with the United States Securities and Exchange Commission (the “SEC”) on August 28, 2008 (the “2008 Registration Statement”). The Registrant is concurrently filing with the SEC a post-effective amendment to the 2008 Registration Statement deregistering the Carried Forward Shares under the Prior Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents By Reference.

The following documents of Thompson Creek Metals Company Inc. (the “Registrant” or the “Company”), each as filed with the United States Securities and Exchange Commission (the “SEC”), are incorporated as of their respective dates in this Registration Statement by reference:

(a)                                  Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (File No. 001-33783) filed with the SEC on February 25, 2010, as amended by Amendment No. 1 to Form 10-K filed with the SEC on March 1, 2010;

(b)                                 Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (File No. 001-33783) filed with the SEC on May 5, 2010;

(c)                                  Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 (File No. 001-33783) filed with the SEC on August 5, 2010;

(d)                                 Current Reports on Form 8-K (File No. 001-33783) filed with the SEC on January 28, 2010, February 5, 2010, May 12, 2010, May 25, 2010, July 15, 2010, July 21, 2010; August 11, 2010, August 20, 2010, August 25, 2010, September 9, 2010, September 27, 2010 and September 28, 2010;

(e)                                  All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2009; and

(f)                                    The description of the Company’s common stock contained in the Registration Statement on Form 40-F (File No. 001-33783) filed with the SEC on October 30, 2007, as amended by Amendment No. 1 to Form 40-F filed with the SEC on November 28, 2007, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective date of filing of each of those reports or documents until the filing of a post-effective amendment to this Registration Statement which indicates either that all securities offered by this Registration Statement have been sold or which deregisters all of the securities under this Registration Statement then remaining unsold.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.            Description of Securities.

Not applicable.

Item 5.            Interests of Named Experts and Counsel.

Not applicable.

Item 6.            Indemnification of Directors and Officers.

The Business Corporations Act (British Columbia) (the “Act”) establishes a two year limitation period in which to commence proceedings against a director for a breach of the Act pertaining to (i) the payment of compensation to any person in connection with any business that the company is restricted from engaging in, as stipulated by its articles, (ii) the payment of any unreasonable commission or discount to a person in connection with the purchase of the company’s shares, (iii) the payment of dividend when the company is insolvent or when doing so would render the company insolvent, (iv) the purchase, redemption, or acquisition of any of the company’s shares when the company is insolvent or such purchase, redemption or acquisition would render the company insolvent or, (v) the payment or giving of an indemnity when the company would otherwise be prevented under the Act. A director will be excused from liability where the director has relied in good faith on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the company’s auditor to fairly reflect the financial position of the company, (ii) the written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to the statement made by that person, (iii) a statement of fact represented to the director by an officer of the company to be correct, or (iv) any record, information or representation that, although forged, fraudulently made, or inaccurate, a court would consider that, if it had been genuine and accurate, it would have provided reasonable grounds for the actions of the director. Furthermore, under the Act, the articles of a company may provide for the transfer of powers and liabilities of the directors, in whole or in part, to other persons.

Under the Act, a company may indemnify a current or former director or officer against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and the expenses actually and reasonably incurred in, a proceeding in which such director or officer is or may be liable. Additionally, a company no longer has to get court approval for indemnification in most circumstances. However, the directors and officers have the right to go to court where the company refuses to grant indemnification. Under the Act, a company may pay the expenses of a director or an officer, as such expenses are incurred, during a proceeding against him or her so long as the company receives a written undertaking that, if the proceeding is ultimately determined against the director or officer (i.e. it is determined he or she did not act honestly and in good faith with a view to the best interests of the company or, in the case of a proceeding other than a civil proceeding, he or she did not have reasonable grounds for believing their conduct was lawful), the director or officer will repay the company the money advanced.

A policy of directors’ and officers’ liability insurance is maintained by the Company which insures directors and officers and former directors and officers and persons who act or acted at the Company’s request as a director or officer of a corporation in which the Company is or was a shareholder or creditor, and their respective heirs and legal representatives for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers and also reimburses the Company for payments made pursuant to the indemnity provisions under the Articles of the Company and the Act.

Item 7.            Exemption from Registration Claimed.

Not applicable.

Item 8.            Exhibits.

Exhibit No.	Description

4.1

Certificate of Continuation dated July 29, 2008 (incorporated herein by reference to the Company’s Amendment No. 1 to its Annual Report on Form 10-K (File No. 001-33783) filed with the SEC on March 1, 2010).

4.2	Articles of Continuance effective July 29, 2008 (incorporated herein by reference to the Company’s Report on Form 6-K (File No. 001-33783) filed with the SEC on August 27, 2008).

4.3	Articles of Amendment dated May 11, 2007 (incorporated herein by reference to the Company’s Registration Statement on Form 40-F (File No. 001-33783) filed with the SEC on October 30, 2007).

4.4

Thompson Creek Metals Company Inc. 2010 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit A to the Company’s Definitive Proxy Statement (File No. 001-33783) filed with the SEC on April 8, 2010).

4.5

Thompson Creek Metals Company Inc. 2010 Long-Term Incentive Plan (incorporated herein by reference to Exhibit B to the Company’s Definitive Proxy Statement (File No. 001-33783) filed with the SEC on April 8, 2010).

4.6

Amendments to the Thompson Creek Metals Company Inc. 2010 Long-Term Incentive Plan (incorporated herein by reference to the Definitive Additional Materials (File No. 001-33783) filed with the SEC on April 23, 2010).

4.7

First Amendment to the Thompson Creek Metals Inc. 2010 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33783) filed with the SEC on September 9, 2010).

*5.1	Opinion of Goodmans, dated September 28, 2010, as to the legality of the securities being offered.

*23.1	Consent of KPMG LLP, independent registered public accounting firm.

*23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

*23.3	Consent of Goodmans (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page to this Registration Statement).

* Filed herewith

Item 9.  Undertakings.

The Company hereby undertakes:

(a)                                  to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(1)                                  to include any prospectus required by Section 10(a)(3) of the Securities Act;

(2)                                  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(3)                                  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b)                                 that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof.

(c)                                  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on the 30th day of September, 2010.

THOMPSON CREEK METALS COMPANY INC.

By:	/s/ Kevin Loughrey
	Name:	Kevin Loughrey
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Kevin Loughrey, Pamela L. Saxton and Dale Huffman, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Denis C. Arsenault	Director	September 30, 2010
Denis C. Arsenault

/s/ Carol T. Banducci	Director	September 30, 2010
Carol T. Banducci

/s/ James L. Freer	Director	September 30, 2010
James L. Freer

/s/ James P. Geyer	Director	September 30, 2010
James P. Geyer

/s/ Timothy J. Haddon	Director	September 30, 2010
Timothy J. Haddon

/s/ Kevin Loughrey	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	September 30, 2010
Kevin Loughrey

/s/ Thomas J. O’Neil	Director	September 30, 2010
Thomas J. O’Neil

/s/ Pamela L. Saxton	Chief Financial Officer (Principal Financial and Accounting Officer)	September 30, 2010
Pamela L. Saxton

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States on this 30th day of September, 2010.

By:	/s/ Kevin Loughrey
	Name:	Kevin Loughrey
	Title:	Chairman, Chief Executive Officer and Authorized Representative

EXHIBIT INDEX

Exhibit No.	Description

4.1

Certificate of Continuation dated July 29, 2008 (incorporated herein by reference to the Company’s Amendment No. 1 to its Annual Report on Form 10-K (File No. 001-33783) filed with the SEC on March 1, 2010).

4.2	Articles of Continuance effective July 29, 2008 (incorporated herein by reference to the Company’s Report on Form 6-K (File No. 001-33783) filed with the SEC on August 27, 2008).

4.3	Articles of Amendment dated May 11, 2007 (incorporated herein by reference to the Company’s Registration Statement on Form 40-F (File No. 001-33783) filed with the SEC on October 30, 2007).

4.4

Thompson Creek Metals Company Inc. 2010 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit A to the Company’s Definitive Proxy Statement (File No. 001-33783) filed with the SEC on April 8, 2010).

4.5

Thompson Creek Metals Company Inc. 2010 Long-Term Incentive Plan (incorporated herein by reference to Exhibit B to the Company’s Definitive Proxy Statement (File No. 001-33783) filed with the SEC on April 8, 2010).

4.6

Amendments to the Thompson Creek Metals Company Inc. 2010 Long-Term Incentive Plan (incorporated herein by reference to the Definitive Additional Materials (File No. 001-33783) filed with the SEC on April 23, 2010).

4.7

First Amendment to the Thompson Creek Metals Inc. 2010 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-33783) filed with the SEC on September 9, 2010).

*5.1	Opinion of Goodmans, dated September 28, 2010, as to the legality of the securities being offered.

*23.1	Consent of KPMG LLP, independent registered public accounting firm.

*23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

*23.3	Consent of Goodmans (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page to this Registration Statement).

* Filed herewith